UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 12, 2014

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware          0‑27072          52-0845822
(state or other juris- (Commission (I.R.S. Employer
diction of incorporation) File Number) (Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania         19103
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

308896-1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the issuance to William A. Carter of 10 year options to purchase up to 167,000 and 153,000 shares of the Company’s common stock. The options are to be issued pursuant to the Company’s 2009 Equity Incentive Plan and replace an identical number of 10 year options previously issued to Dr. Carter under the Company’s 2004 Stock Option Plan, which expired/expire in September and December 2014, respectively. The exercise price of the replacement options is $2.60 per share, the same as the exercise price of the expired options.

Also, on November 12, 2014, the Committee approved the issuance to Wayne Springate and David Strayer of 10 year options to purchase up to 1,812 and 10,000 shares of the Company’s common stock, respectively. The options are to be issued pursuant to the Company’s 2009 Equity Incentive Plan and replace an identical number of 10 year options previously issued to Wayne Springate and David Strayer under the Company’s 2004 Stock Option Plan, which expire in December 2014. The exercise price of the replacement options is $1.90 per share, the same as the exercise price of the expired options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

November 18, 2014                By:    /s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer

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